Exhibit 10.3

AMENDMENT NO. 1 TO

STOCK OPTION AND RESTRICTED STOCK PLAN AND AGREEMENT

WITH EDWARD CALNAN

This Amendment No. 1 (this “Amendment No. 1”) to that certain Stock Option and Restricted Stock Plan and Agreement with Edward Calnan, dated as of September 16, 2006 (the “Agreement”), by and between Edward Calnan (“Grantee”) and Document Sciences Corporation, a Delaware corporation (the “Company”), is made on March 3, 2008, by and between Grantee and the Company, effective as of the date hereof. Capitalized terms not defined herein shall be construed and interpreted in the manner described in the Agreement.

RECITALS

WHEREAS, the Company has entered into an Agreement and Plan of Merger by and among EMC Corporation, Esteem Merger Corporation and the Company, dated as of December 26, 2007 (the “Merger Agreement”);

WHEREAS, pursuant to Section 2.9 of the Merger Agreement, as of the Effective Time (as such term is defined in the Merger Agreement), all Company stock options shall be fully vested, cancelled and cashed-out, and each holder of such options shall automatically receive, for each option held by such holder that is then-outstanding, a cash payment (less withholdings) equal to the excess (if any) of the Per Share Merger Consideration (as such term is defined in the Merger Agreement) over the per share option exercise price applicable to such option;

WHEREAS, pursuant to Section 5.7 of the Merger Agreement, each Company option plan (including the Agreement) must be amended prior to the Effective Time to the extent necessary to effectuate the transactions contemplated by Section 2.9 of the Merger Agreement;

WHEREAS, Grantee and the Company desire to amend the Agreement in accordance with the Company’s obligations of Section 2.9 of the Merger Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment No. 1.

AMENDMENT

NOW, THEREFORE, the Plan is hereby amended as follows:

1. A new Section 12(a)(7) is hereby added to read as follows:

“(7) EMC Merger Cash-Out. Notwithstanding anything to the contrary herein, including anything contained in Sections 12(a)(1) through 12(a)(6), but subject to the consummation of the merger contemplated by the Agreement and Plan of Merger by and among EMC Corporation, Esteem Merger Corporation, and the Company, dated as of December 26, 2007 (the “Merger Agreement”), as of the Effective Time (as such term is defined in the Merger Agreement), each outstanding Option (whether or not vested) shall be deemed fully vested and shall be cancelled and terminated, and Grantee shall be entitled to receive in exchange therefor a cash payment (at the time and in the manner specified in the Merger Agreement), equal to the product of (i) the number of shares of Common Stock for which such Option is exercisable, and (ii) the excess (if any) of the Per Share Merger Consideration (as such term is defined in the Merger Agreement) over the per share Exercise Price of such Option, less applicable tax withholdings.”

2. This Amendment No. 1 shall be deemed a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws such state applicable to contracts made and performed entirely within such state.

3. Except as expressly herein amended, the terms and conditions of the Agreement shall remain in full force and effect.

4. The invalidity or unenforceability of any provision of this Amendment No. 1 shall not affect the validity or enforceability of any other provision of this Amendment No. 1 or the Agreement, each of which shall remain in full force and effect, and in lieu of such invalid or unenforceable provision there shall be automatically added as part of this Amendment No. 1 a valid and enforceable provision as similar in terms to the invalid or unenforceable provision as possible, provided that this Amendment No. 1, as so amended, (a) reflects the intent of the parties hereto, and (b) does not change the bargained for consideration or benefits to be received by each party hereto.

5. This Amendment No. 1 may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by a duly authorized officer as of the day and year first written above.

DOCUMENT SCIENCES CORPORATION

By:	/s/ Todd Schmidt
Name:	Todd Schmidt
Title:	Chief Financial Officer

GRANTEE

/s/ Edward Calnan
Edward Calnan

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

STOCK OPTION AND RESTRICTED STOCK PLAN AND AGREEMENT

WITH EDWARD CALNAN